Exhibit 99.1
RIDGEWOOD ELECTRIC POWER TRUST V
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2006 have been derived from the historical consolidated financial statements of Ridgewood Electric Power Trust V (the “Trust”) to give effect to the sale (the “Sale”) of the interests of Ridgewood UK, LLC (“RUK”) in CLPE Holdings Limited (“CLPE”). RUK is a Delaware limited liability company owned 69.6% by the Trust and 30.4% by The Ridgewood Power Growth Fund (the “Fund”). The sale of the shares of CLPE was completed on February 22, 2007 subject to the terms and conditions set forth in the Sale Agreement and the Sellers Agreement, both dated January 23, 2007.

 The unaudited pro forma condensed consolidated balance sheet as of December 31, 2006 gives effect to the Sale as if the Sale had occurred on December 31, 2006. Pro forma adjustments reflect the removal of assets, liabilities and equity of CLPE at December 31, 2006. Pro forma adjustments also reflect the cash proceeds to the Trust from the Sale of $35,885,000, which is net of transaction costs and minority interest payments to the Fund, and includes cash received from RUK resulting from the termination of certain sharing agreements between RUK and Ridgewood Renewable PowerBank LLC, Ridgewood Renewable PowerBank II LLC, Ridgewood Renewable PowerBank III LLC and Ridgewood Renewable PowerBank IV LLC, which occurred in connection with, and at the time of, the Sale.

The unaudited pro forma condensed consolidated statement of operations giving effect to the Sale for the year ended December 31, 2006 reflects adjustments as if the Sale had taken place on January 1, 2006. The gain from the Sale, and the termination of the RUK sharing agreements mentioned above, are not included in the consolidated statement of operations due to their nonrecurring nature.

The unaudited pro forma adjustments are based upon available information and certain assumptions that the Trust believes are reasonable.

The unaudited pro forma condensed consolidated financial statements are for information purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the Sale been completed on the dates indicated, and should not be taken as representative of future consolidated results of operations or financial position of the Trust.

RIDGEWOOD ELECTRIC POWER TRUST V
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited, in thousands, except per share data and share data)

	Year Ended December 31, 2006
		Pro Forma	Total
	Historical	Adjustments	Pro Forma

Revenues	$44,751	$(44,751)	$-

Cost of revenues	36,872	(36,872)	-

Gross profit	7,879	(7,879)	-

Operating expenses
General and administrative expenses	1,805	(889)	916
Management fee to the Managing Shareholder	2,332	-	2,332
Impairment of plant and equipment	1,210	(1,210)	-
Total operating expenses	5,347	(2,099)	3,248

Income from operations	2,532	(5,780)	(3,248)

Other income (expense):
Interest income	846	(400)	446
Interest expense	(6,700)	6,585	(115)
Equity in income (loss) of investments	2,083	-	2,083
Other expense, net	(191)	191	-
Total other expense, net	(3,962)	6,376	2,414

Loss before income tax and minority interest	(1,430)	596	(834)

Income tax expense	941	(941)	-

Loss before minority interest	(2,371)	1,537	(834)

Minority interest in the loss of subsidiaries	299	(299)	-

Net loss	$(2,072)	$1,238	$(834)

Managing Shareholder - Net loss	$(21)	$13	$(8)
Shareholders - Net loss	(2,051)	1,225	(826)
Net loss per Investor Share	(2,199)	1,314	(885)

Investor Shares outstanding	932.8875	932.8875	932.8875

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

RIDGEWOOD ELECTRIC POWER TRUST V
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited, in thousands)

	December 31, 2006
		Pro Forma	Total
	Historical	Adjustments	Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$7,498	$28,785	$36,283
Restricted cash	2,484	(2,484)	-
Accounts receivable	4,438	(4,438)	-
Unbilled receivables	7,642	(7,642)	-
Due from affiliates	2,575	(1,343)	1,232
Inventory	994	(994)	-
Prepaid expenses and other current assets	297	(271)	26
Total current assets	25,928	11,613	37,541
Notes receivable - affiliates	4,859	-	4,859
Investments	8,657	-	8,657
Plant and equipment, net	61,900	(61,900)	-
Intangibles, net	12,571	(12,571)	-
Deferred financing costs, net	423	(423)	-
Other assets	285	-	285

Total assets	$114,623	$(63,281)	$51,342

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,713	$(1,620)	$93
Accrued expenses	17,980	(17,980)	-
Revolving credit facility	2,351	(2,351)	-
Long-term debt - current portion	2,300	(2,300)	-
Capital lease obligations - current portion	5,407	(5,407)	-
Construction advances - current portion	589	(589)	-
Due to affiliates	291	-	291
Total current liabilities	30,631	(30,247)	384
Long-term debt - noncurrent portion	16,982	(16,982)	-
Capital lease obligations - noncurrent portion	43,455	(43,455)	-
Construction advances - noncurrent portion	9,235	(9,235)	-
Deferred income taxes	1,548	(1,548)	-
Total liabilities	101,851	(101,467)	384

Shareholders’ equity	12,772	38,186	50,958

Total liabilities and shareholders’ equity	$114,623	$(63,281)	$51,342

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.